                                                                   Exhibit 10.16

                DRESSER-RAND GROUP INC. 2005 STOCK INCENTIVE PLAN



                                    ARTICLE I
                                    PURPOSES

          This Dresser-Rand Group Inc. 2005 Stock Incentive Plan is intended to foster and promote the long-term financial success of the Company and its Subsidiaries and increase total shareholder returns by (I) motivating superior performance by means of performance and share-based incentives, (II) encouraging and providing for the acquisition of an ownership interest in the Company by its employees and (III) enabling the Company and its Subsidiaries to attract and retain the services of outstanding employees and consultants. Capitalized terms are defined in Article IX.

                                   ARTICLE II
                             POWERS OF THE COMMITTEE

          POWER TO GRANT AWARDS. The Committee shall determine the Participants to whom Awards shall be granted, the type or types of Awards to be granted and the terms of any and all such Awards. The Committee may establish different terms for different types of Awards, for different Participants receiving the same type of Award and for the same Participant for each Award such Participant may receive, whether or not granted at different times. The Committee shall determine whether the holder of an Award will be entitled to receive dividends or equivalent payments with respect to such Award, and whether and to what extent such amounts will be credited to the account of, or paid currently to the holder.

          2.1 ADMINISTRATION. The Committee shall be responsible for the administration of the Plan, including, but not limited to, determining which Participants receive Awards, what types of Awards are made under the Plan and for what number of Shares, and the other terms of each such Award. The Committee shall also be responsible for construing and interpreting the Plan, and establishing, amending and rescinding such rules and regulations as it may deem necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the greatest extent permitted by applicable law, be within its absolute discretion and shall be conclusive and binding upon the Company and its Subsidiaries, all Participants and any person claiming under or through any Participant.

          2.2 DELEGATION BY THE COMMITTEE. The Committee may delegate its authority under this Plan, PROVIDED that the Committee may not delegate its authority with respect to the compensation of the Chief Executive Officer of the Company, the other four most highly compensated executive officers (as determined under Section 162(m) of the Code and regulations thereunder) of the Company and any other individual whose compensation the Board or Committee reasonably believes may become subject to
Section 162(m) of the Code.

                                  ARTICLE III
                              STOCK SUBJECT TO PLAN

          3.1 NUMBER. Subject to the provisions of this Article III, the number of Shares subject to Awards under the Plan and the Dresser-Rand Group Inc. 2005 Directors Stock Incentive Plan, collectively, may not exceed 4,042,611 Shares. The Shares to be delivered under the Plan may consist, in whole or in part, of treasury stock or authorized but unissued Common Stock not reserved for any other purpose.

          3.2 CANCELED, TERMINATED, OR FORFEITED AWARDS; AWARDS SETTLED FOR CASH. If any Award granted hereunder is forfeited or terminated unexercised, or is settled for cash or otherwise settled without the issuance of Shares (including where any such Shares are withheld to satisfy a Participant's tax withholding obligations), then any Shares covered by such forfeited, unexercised or settled portion of such Award shall be available for further Awards under this Plan.

          3.3 ADJUSTMENT IN CAPITALIZATION. In connection with any Adjustment Event, and in order to preserve or prevent enlargement of the benefits or potential benefits made available under this Plan, the Committee shall, in such manner as the Committee shall deem equitable, adjust any or all of (A) the number and type of Shares or Awards that may thereafter be awarded, (B) the number and type of Shares subject to outstanding Options and other Awards, (C) the grant, exercise or conversion price with respect to any of the foregoing and
(D) the Performance Period and Performance Criteria applicable to outstanding Incentive Stock and Incentive Units. In addition, the Committee may make provisions for a cash payment to a Participant or a person who has outstanding Options or other Awards.

                                   ARTICLE IV
           STOCK OPTIONS, STOCK APPRECIATION RIGHTS AND SIMILAR AWARDS

          4.1 GRANT OF OPTIONS, STOCK APPRECIATION RIGHTS AND SIMILAR AWARDS. The Committee shall have the power to grant ISOs, NSOs, Stock Appreciation Rights and other similar Awards to any Participant and to determine the number of such Awards to be granted to each Participant and the other terms of such Awards. Each grant shall be evidenced by an Award agreement that shall specify
(A) the number of Shares to which the Award pertains, (B) the exercise price or base value, or formula for determining the exercise price or base value, of such Award, (C) the conditions upon which the Award (or any portion thereof) shall become vested or exercisable, (d) the period or periods during which the Award may be exercised and (E) such terms not inconsistent with the Plan as the Committee shall determine at or after grant. The maximum number of Shares that may be issued under the Plan through ISOs is 1,010,651.

          4.2 EXERCISE PRICE. Unless otherwise determined by the Committee, Options, Stock Appreciation Rights or other similar Awards granted pursuant to the Plan shall have an exercise price or base value that is not less than the Fair Market Value of a Share on the date of grant.

          4.3 MAXIMUM TERM. No Options, Stock Appreciation Rights or other similar Awards shall be exercisable on or after the tenth anniversary of the grant date.

          4.4 EXERCISE AND SETTLEMENT. The Committee shall establish procedures governing the exercise of Options, Stock Appreciation Rights or other similar Awards. The Committee may provide that payment of any applicable exercise price may be made (A) in cash or its equivalent, (B) by exchanging Shares owned for at least six months (or for such greater or lesser period as the Committee may determine from time to time) and that are not the subject of any pledge or other security interest, (C) through an arrangement with a broker approved by the Company whereby payment of any applicable exercise price is accomplished in whole or in part with the proceeds of the sale of Common Stock or (D) by any combination of the foregoing.

          4.5 TERMINATION OF EMPLOYMENT. Unless otherwise determined by the Committee at or after the date of grant, if a Participant's employment terminates by reason of death or Disability, the Participant (or the Participant's estate, beneficiary or legal representative) may exercise any Options, Stock Appreciation Rights or other similar Awards (regardless of whether then vested or exercisable) until the earlier of (A) the twelve-month anniversary of the date of such termination of employment and (B) the date such Options, Stock Appreciation Rights or other similar Awards would otherwise expire but for the operation of this Section 4.5. Unless otherwise determined by the Committee at or after the date of grant, if a Participant's employment terminates for any reason other than death, Disability or Cause, (A) the Participant may exercise any Options, Stock Appreciation Rights or other similar Awards that are exercisable at the time of such termination of employment until the earlier of (I) the 90-day anniversary of the date of such termination of employment and (II) the date such Options, Stock Appreciation Rights or other similar Awards would otherwise expire but for the operation of this Section 4.5, and (B) any Options, Stock Appreciation Rights or other similar Awards that are not then exercisable shall be forfeited and cancelled as of the date of such termination of employment. If a Participant's employment is terminated for Cause, any outstanding Options, Stock Appreciation Rights or other similar Awards granted to such Participant, whether or not then vested or exercisable, shall be forfeited and cancelled as of the date of such termination of employment.

                                   ARTICLE V
                                  SHARE AWARDS

          5.1 GRANT OF SHARE AWARDS. The Committee shall have the power to grant Awards of Shares or the right to receive Shares, in each case, subject to restrictions on transfer, vesting, forfeiture or other similar terms. Each such Award shall be evidenced by an Award agreement that shall specify (A) the number of Shares subject to such Award, (B) the period during which such Award may be subject to restrictions on transfer, vesting, forfeiture or other similar terms,
(C) any applicable Performance Period and Performance Criteria, and (D) the other terms of such Award.

          5.2 TERMINATION OF EMPLOYMENT. Unless otherwise determined by the Committee at or after the date of grant, if a Participant's employment terminates by reason of death or Disability, a pro-rata portion of any Award of Shares or the right to receive Shares shall become vested as of such termination or, in the case of an Award with a Performance Period, as of the end of such Performance Period. For purposes of this Section 5.2, a "pro-rata portion" means a percentage, where the numerator is the portion of the vesting, forfeiture, performance or other similar period of an Award that expired prior to the Participant's termination, and the denominator is the number of days in such period. Unless otherwise determined by the Committee at or after the date of grant, if a Participant's employment terminates for any reason other than death or Disability, any Award of Shares or the right to receive Shares held by such Participant and still subject to vesting, forfeiture, performance or other similar restrictions shall be forfeited and cancelled as of the date of such termination of employment.

                                   ARTICLE VI
                                CHANGE IN CONTROL

         The Committee may provide in any Award agreement provisions relating to the treatment of Awards in the event of a Change in Control. The Committee may provide for the acceleration of vesting of, or the lapse of transfer or other similar restrictions on, Awards, for a cash payment based on the Change in Control Price in settlement of Awards, or for the assumption or substitution of Awards by a Participant's employer (or the parent or a Subsidiary of such employer) immediately following the Change in Control.

                                  ARTICLE VII
                            SECTION 409A OF THE CODE

         In the case of an Award held by a Participant who the Committee reasonably believes is a "specified employee" (within the meaning of Section 409A of the Code), the Committee may delay payment, settlement or exercisability of such Award until the first business day that is six months and one day after the date of such Participant's termination of employment (or, if earlier, upon death) if the Committee reasonably believes such Award to be subject to Section 409A(a)(2)(B) of the Code.

                                  ARTICLE VIII
                AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN


         The Board or the Committee at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan, PROVIDED that no amendment, modification, or termination of the Plan shall materially adversely affect any Award theretofore granted under the Plan without the consent of the Participant. In connection with any amendment to the Plan, the Committee shall determine whether shareholder approval of the amended Plan is required under any regulatory requirement that the Committee determines to be applicable, including, but not limited to, the rules of the New York Stock Exchange, and shall seek such shareholder approval if determined to be necessary. Unless earlier terminated, the Plan shall terminate on the day immediately prior to the first meeting of the stockholders of the Company in 2009 at which directors will be elected.

                                   ARTICLE IX
                                   DEFINITIONS

          9.1 CERTAIN DEFINITIONS. Capitalized terms used herein without definition shall have the respective meanings set forth below:


              "ACT" means the Securities Exchange Act of 1934, as amended.

              "ADJUSTMENT EVENT" means any stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other event similarly affecting the Common Stock.

              "AFFILIATE" means, with respect to any person, any other person controlled by, controlling or under common control with such person.

              "AWARD" means any right to acquire Shares available under the Plan.

              "BOARD" means the Board of Directors of the Company.

              "CAUSE" means, unless otherwise provided in an Award agreement, a Participant's termination of employment as a result of such Participant's (I) refusal or neglect to perform substantially his or her employment-related duties, (II) personal dishonesty, incompetence, willful misconduct or breach of fiduciary duty (whether or not affecting the Company or any of its Subsidiaries), (III) indictment or conviction of a crime constituting a felony or willful violation of any applicable law (other than a traffic violation or other offense or violation outside of the course of employment that in no way adversely affects the Company or any of its Subsidiaries or their reputations or the ability of the Participant to perform his or her employment-related duties or to represent the Company or any of its Subsidiaries) or (IV) material breach of any written covenant or agreement with the Company or any of its Subsidiaries not to disclose any information pertaining to the Company or its Subsidiaries or not to compete or interfere with the Company or its Subsidiaries; PROVIDED that (X) in the case of any Participant who, as of the date of determination, is party to an effective services, severance or employment agreement with the Company or any of its Subsidiaries, "Cause" shall have the meaning, if any, specified in such agreement,
          (Y) the Committee shall determine whether a Participant's employment is a termination for Cause and shall deem a Participant's termination of employment to be for Cause if following the date the Participant's employment terminates, it determines that circumstances exist such that the Participant's employment could have been terminated for Cause; and (Z) the Committee may waive the consequences under the Plan of the existence or occurrence of any of the events, acts or omissions constituting Cause.

                    "CHANGE IN CONTROL" means the first occurrence of any of the following events (other than a Public Offering):

                              (i) during any 12-month period, the members of the
                    Board (the "INCUMBENT DIRECTORS") cease for any reason other than due to death or disability to constitute at least a majority of the members of the Board, PROVIDED that any director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the members of the Board other than as a result of a proxy contest, or any agreement arising out of an actual or threatened proxy contest, shall be treated as an Incumbent Director;

                              (ii) the acquisition by any person, entity or
                    "group" (as defined in Section 13(d) of the Act), other than the Company or any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries, First Reserve or any Affiliate of First Reserve, of 50% or more of the combined voting power of the Company's then outstanding voting securities;

                              (iii) the merger, consolidation or other similar
                    transaction of the Company, as a result of which the stockholders of the Company immediately prior to such merger, consolidation or other transaction, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company; and

                              (iv) the sale, transfer or other disposition of
                    all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company or First Reserve.

          A "Change in Control" shall not be deemed to occur if the Company undergoes a bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

                    "CHANGE IN CONTROL PRICE" means the price per Share on a fully-diluted basis offered in conjunction with any transaction resulting in a Change in Control as determined in good faith by the Committee as constituted before the Change in Control, or in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the average Fair Market Value of a Share on the 30 trading days immediately preceding the date on which a Change in Control occurs.

                    "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                    "COMMITTEE" means the Compensation Committee of the Board, or when section 162(m) of the Code or Rule 16b promulgated under the Act would require action to be taken by a committee of "outside directors" or "Non-Employee Directors," as the case may be, the "Committee" shall, if appropriate, be deemed to refer to a subcommittee of the Compensation Committee that consists of two or more members meeting such requirements, or the full Board in the absence of such a subcommittee.

                    "COMMON STOCK" means the common stock of the Company, par value $.01 per share.

                    "COMPANY" means Dresser-Rand Group Inc., a Delaware corporation, and any successor thereto.

                    "DISABILITY" means, unless otherwise provided in an Award agreement, any termination of a Participant's employment under such circumstances that the Committee determines to qualify as a Disability for purposes of the Plan, PROVIDED that, in the case of any Participant who, as of the date of determination, is party to an effective services, severance or employment agreement with the Company or any Subsidiary, "Disability" shall have the meaning, if any, specified in such agreement.

                    "EMPLOYEE" means any officer, employee or consultant of the Company or any of its Subsidiaries.


                    "FAIR MARKET VALUE" means, as of any date of determination, the closing price of a Share on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of Common Stock are traded or quoted at the relevant time). If there are no Common Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price of a Share on the immediately preceding day on which Common Stock transactions were so reported.


                    "FIRST RESERVE" means First Reserve Fund IX, L.P., a Delaware limited partnership, First Reserve X, L.P., a Delaware limited partnership, and any other investment vehicle managed by the First Reserve Corporation.

                    "ISOS" mean Options that are "incentive stock options" within the meaning of section 422 of the Code.

                    "NSOS" means Options that are not "incentive stock options" within the meaning of section 422 of the Code. An Option shall be an NSO unless otherwise specified by the Committee at the time of grant.

                    "OPTION" means the right to purchase Common Stock at a stated price for a specified period of time.

                    "PARTICIPANT" means any Employee or prospective Employee of the Company or any of its Subsidiaries designated by the Committee to receive an Award under the Plan.

                    "PERFORMANCE CRITERIA" means the objective or objectives that must be satisfied in order for an Award to become vested. Performance Criteria shall be based upon the relative or comparative achievement of one or more of the following criteria, or such other criteria, as may be determined by the Committee: (I) revenue growth;
          (II) earnings before interest, taxes, depreciation and amortization;
          (III) earnings before interest, taxes and amortization; (IV) operating income; (V) pre- or after-tax income; (VI) cash flow; (VII) cash flow per share; (VIII) net earnings; (IX) earnings per share; (X) return on equity; (XI) return on invested capital; (XII) return on assets;
          (XIII) economic value added (or an equivalent metric); (XIV) share price performance; (XV) total shareholder return; (XVI) improvement in or attainment of expense levels; (XVII) improvement in or attainment of working capital levels; or (XVIII) debt reduction.

                    "PERFORMANCE PERIOD" means the period, as determined by the Committee, during which the performance of the Company, any of its Subsidiaries, any business unit and any individual is measured to determine whether and the extent to which the applicable Performance Criteria have been achieved.

                    "PERMITTED TRANSFEREES" has the meaning given in Section
          9.1.

                    "PLAN" means this Dresser-Rand Group Inc. 2005 Stock Incentive Plan, as the same may be amended from time to time.

                    "PUBLIC OFFERING" means a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, that covers (together with prior registrations) (A) not less than 20% of the outstanding Shares on a fully diluted basis, or (B) Shares that, after the closing of such public offering, will be traded on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System.

                    "SHARE" means a share of Common Stock.

                    "STOCK APPRECIATION RIGHT" means the right to receive a payment from the Company in cash, in Shares or in a combination thereof, as determined by the Committee, equal to the excess, if any, of the Fair Market Value of a Share at the date of exercise or other settlement over the applicable base value.

                    "SUBSIDIARY" means any corporation in which the Company owns, directly or indirectly, stock representing 50% or more of the voting power of all classes of stock entitled to vote and any other business organization, regardless of form, in which the Company possesses directly or indirectly 50% or more of the total combined equity interests in such organization.

          9.2 GENDER AND NUMBER. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS

          10.1 NONTRANSFERABILITY OF AWARDS. No Award shall be assignable or transferable except by will or the laws of descent and distribution, PROVIDED that the Committee may permit (on such terms as it shall establish) a Participant to transfer an Award for no consideration to the Participant's "family members" as defined in Form S-8 under the Securities Act of 1933, as amended ("PERMITTED TRANSFEREES"). Except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the Award agreement or agreements between the Participant and the Company.

          10.2 BENEFICIARY DESIGNATION. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by his or her estate.

          10.3 NO GUARANTEE OF EMPLOYMENT OR PARTICIPATION. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant's employment at any time, nor to confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

          10.4 TAX WITHHOLDING. The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan. In the case of any Award satisfied in the form of Shares, no Shares shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy any withholding tax obligations applicable with respect to such Award. The Company shall have the right to retain, or the Committee may, subject to such terms as it may establish from time to time, permit Participants to elect to tender Shares (including Shares issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld (but no greater amount).

          10.5 NO RIGHTS AS STOCKHOLDER. Except as otherwise specifically provided for in this Plan, a Participant (or a Permitted Transferee) shall have no rights as a stockholder with respect to any Shares covered by an Award until he or she shall have become the holder of record of such Share(s), and no adjustments shall be made for dividends in cash or other property, other distributions or other rights in respect of any such Shares.

          10.6 COMPLIANCE WITH LEGAL AND EXCHANGE REQUIREMENTS. The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal, state and non-United States laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Shares are listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Shares under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Shares or other required action under any federal, state or non-United States law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Shares in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or Shares issuable thereunder) that shall lapse because of such postponement.

          10.7 INDEMNIFICATION. Each person who is or was a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, PROVIDED he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

          10.8 NO LIMITATION ON COMPENSATION. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner that is not expressly authorized under the Plan.

          10.9 SEVERABILITY. If and to the extent that any one or more of the terms of this Plan or an Award shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

          10.10 NO IMPACT ON BENEFITS. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant's right under any such plan, policy or program nor shall any Award be treated as compensation for purposes of termination indemnities or other similar rights.

          10.11 UNFUNDED PLAN. The Plan shall be an unfunded plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended, and the Company shall not be required to set aside a fund for the payment of any Awards.

          10.12 NO CONSTRAINT ON CORPORATE ACTION. Nothing in this Plan shall be construed (A) to limit, impair or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (B) to limit the right or power of the Company or any of its Subsidiaries to take any action which such entity deems to be necessary or appropriate.

          10.13 HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

          10.14 GOVERNING LAW. The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to principles of conflict of laws which would require application of the law of another jurisdiction, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies.

          10.15 EFFECTIVE DATE. The Plan shall be effective immediately prior to the consummation date of the initial public offering of Shares.